SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    Form 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported) July 14, 2000
                                                         ---------------


                                NetObjects, Inc.
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                              ------------------
                 (State or Other Jurisdiction of Incorporation)


                  000-25427                    94-3233791
            --------------------              -----------
          (Commission File Number) (I.R.S. Employer Identification No.)


               301 Galveston Drive, Redwood City, California 94063
               ---------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (650) 482-3200
               --------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


             -------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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


Item 2.  Acquisition of Assets.

         On July 14, 2000, the registrant completed the acquisition referenced in the press release dated July 12, 2000, attached as an exhibit.

Item 7.  Financial Statements and Exhibits.

         (a)    Exhibits.

                99.1. July 12, 2000 press release  announcing the acquisition of
                      Rocktide, Inc., as of the same date.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NETOBJECTS, INC.


Dated: July 27, 2000                    By: /s/ RUSSELL F. SURMANEK
                                           ---------------------------------
                                           Russell F. Surmanek
                                           Executive Vice President
                                           Finance and Administration and
                                           Chief Financial Officer

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


                                                                    Exhibit 99.1

NetObjects Acquires Rocktide, Inc.

REDWOOD CITY, Calif., July 12 /PRNewswire/ -- NetObjects, Inc. (Nasdaq: NETO) today announced that it has signed a definitive agreement to acquire privately-held Rocktide, Inc., a provider of the next generation application service provider (ASP) technology and wireless e-Services that will help Web-enable businesses worldwide.

This acquisition furthers NetObjects' objective to be number one in reach through large-scale distribution with partners and to offer the industry's leading integrated B2B e-Services by building and acquiring key ASP technologies and e-Services. In February, NetObjects launched the company's first ASP offering. Recently, NetObjects has announced agreements with IBM and Dell to distribute its new NetObjects Fusion e-Services Edition as part of an integrated solution with the industry's top-selling PC hardware providers. "Our strategy is to create a frictionless solution for our partners that integrates NetObjects' embedded ASP services with the partners' existing infrastructure to deliver maximum value to their small business customers," said Samir Arora, chairman and CEO of NetObjects, Inc. "Rocktide is a great example of the next generation of ASP and wireless services technology companies that will greatly enhance NetObjects' offerings."

Rocktide's e-Services technology has been designed for rapid partner deployment, international language support, device independence, and scalability for millions of users. Under the terms of the agreement, NetObjects will acquire all of Rocktide's stock for $3.6 million of NetObjects common stock and $400,000 cash. Rocktide's key employees will join NetObjects after the closing of the transaction.

About NetObjects

NetObjects, Inc., an IBM affiliate (NYSE: IBM), is a leading provider of e-business solutions and services. More information about NetObjects and its products can be found at www.netobjects.com/aboutus.

NOTE: NetObjects is a registered trademark, and NetObjects Fusion, NetObjects Collage, NetObjects Authoring Server and GoBizGo are trademarks of NetObjects, Inc. All other brand and product names may be trademarks or registered trademarks of their respective companies.

This press release may contain forward-looking statements within the meaning of the federal securities laws. Such statements can be identified by the words "believes," "anticipates," "plans," "expects," and similar expressions. These forward-looking statements include, without limitation, statements about the market opportunities for web site building software and services, our strategy, and competition. These forward-looking statements do not constitute assurances regarding our future operating results, including the operations of our online services business, cash flows, and financial

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

condition. The market for online web-based small business services is new and extremely competitive. We cannot be assured of generating a significant amount of revenue or earning a profit from the sale or license of these services. Our actual results could differ materially from those expressed or implied by these forward-looking statements due to various factors, including the risk factors described in our Form 10-Q and other periodic reports filed with the SEC pursuant to the Securities Exchange Act of 1934. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or relevant events occur in the future.

SOURCE:  NetObjects, Inc.


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